                                              Registration No. 333-65105

              SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D. C. 20549
                       ____________

              PRE-EFFECTIVE AMENDMENT NO. 2 TO

                         FORM S-3

                   REGISTRATION STATEMENT

                           UNDER

                  THE SECURITIES ACT OF 1933

                      SCANA CORPORATION
  (Exact Name of Registrant as Specified in Its Charter)

                       South Carolina
(State or Other Jurisdiction of Incorporation or Organization)

                         57-0784499
             (I.R.S. Employer Identification No.)

1426 Main Street   Columbia, South Carolina 29201   (803) 217-9000
(Address, Including Zip Code and Telephone Number, Including Area
Code, of Registrant's Principal Executive Offices)

H.T. Arthur, II, Senior Vice President, General Counsel and
  Assistant Secretary,
         1426 Main St., Columbia, SC 29201 (803) 217-8547
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

        John W. Currie, Esq.               Kevin Stacey, Esq.
        McNair Law Firm, P.A.            Thelen Reid & Priest LLP
  1301 Gervais Street - 17th Floor         40 West 57th Street
   Columbia, South Carolina 29201        New York, New York 20019
          (803) 376-2272                     (212) 603-2000

Approximate date of commencement of proposed sale to the public:
After the effective date of the Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE


                                Proposed   Proposed
Title of Each Class   Amount    Maximum    Maximum    Amount of
of Securities to be   to be     Offering   Aggregate  Registration
   Registered       Registered   Price     Offering      Fee
                                Per Unit*   Price*

Medium Term Notes $200,000,000    100%   $200,000,000   $59,000

* Determined solely for the purpose of calculating the registration fee.

NOTE: A fee of $50,000 was previously paid in connection with Registration Statement No. 33-55861. Of the Debt Securities registered under Registration Statement No. 33-55861, $115,000,000 principal amount is being carried forward, for which the associated filing fee was $23,000.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429, the Prospectus included in this Registration Statement includes $115,000,000 principal amount Debt Securities previously registered under Registration Statement No.
33-55861.



2